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                                                                   EXHIBIT 24(1)

              RESOLUTIONS OF THE BOARD OF DIRECTORS (THE "BOARD")
                         OF VIRTUAL COMMUNITIES, INC.,
                    A DELAWARE CORPORATION (THE "COMPANY"),
                TAKEN DURING A TELEPHONIC MEETING OF THE BOARD,
                               DECEMBER 18, 1999

     WHEREAS, the Company is required to prepare and file with the SEC an amended Registration Statement on Form SB-2 with respect to the issuance of shares of the Company's common stock upon exercise of certain existing warrants of VCI.

     WHEREAS, the Company is required to prepare and file with the SEC a post-effective amendment to its existing Registration Statement on Form SB-2 (SEC File No. 333-17635) with respect to shares of its common stock and warrants underlying its existing outstanding warrants, as set forth in such registration statements.

     RESOLVED, that the filing with the SEC, pursuant to the Securities Act of 1933, on behalf of the Company of an amended prospectus (the "Amended SB-2 Prospectus") be, and hereby is, ratified and approved; and

     RESOLVED FURTHER, that the officers of the Company be, and each hereby is, authorized and directed to cause amendments or supplements to the Amended SB-2 Prospectus to be filed with the SEC as the offer delivering the Amended SB-2 Prospectus may be deemed reasonable necessary or advisable upon the advise of counsel; and

     RESOLVED FURTHER, that the execution and filing with the SEC, pursuant to the Securities Act of 1933, as amended, on behalf of the Company of a Registration Statement on Form SB-2 in connection with the issuance of the Company's Common Stock on exercise of the VCI warrants defined therein, and a post-effective amendment to the Company's existing registration statement on Form SB-2 (collectively, the "SB-2 Registration Statements"), and containing the SB-2 Prospectus, be, and hereby is, authorized and approved.

     RESOLVED FURTHER, that the signature of any officer or director of the Company required by law to be affixed to the SB-2 Registration Statements and any amendments or supplements thereto may be affixed by such officer or director personally or by an attorney-in-fact duly appointed in writing by such officer or director.

     RESOLVED FURTHER, that Avi Moskowitz, President and Chief Executive Officer of the Company be, and hereby is, designated as agent for service, to be named as such in the Registration Statements, authorized to receive notices and communications from SEC in connection with the Registration Statements.

     RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized and directed to take any and such further actions, and execute and deliver any and all such other documents and agreements, as they may reasonably deem necessary or advisable in connection with, or as contemplated by, the filing of the Amended SB-2 Prospectus and the Registration Statement, including any amendments or supplements thereto.
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     RESOLVED FURTHER, that the officers of the Company be, and each hereby is, authorized and directed to take any and all such further actions, and execute, deliver and file any and all other documents, agreements, papers and instruments, as they may deem necessary, proper or advisable in connection with, or as contemplated by the Registration Statement in order to carry into the effect the purpose and intent of the foregoing resolutions and consummate the transactions contemplated thereby.

     RESOLVED FURTHER, that any action taken by any of the officers of the Company in furtherance of any of the foregoing resolutions prior to the date of these resolutions, or to consummate the transactions contemplated thereby, be and each of them hereby is, ratified and this Consent may be signed in counterpart signature pages, each of which shall be deemed an original, but all of which together shall be considered one and the same instrument.

Respectfully Submitted,

Avi Moskowitz,
President, Chief Executive Officer and Acting Secretary